Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$8,751,988
Unrealized Gain (Loss) on Market Value of Futures	64,975,702
Dividend Income	35,626
Interest Income	21,826
ETF Transaction Fees	3,850
Total Income (Loss)	$73,788,992

Expenses
General Partner Management Fees	$143,091
Professional Fees	18,486
Brokerage Commissions	11,847
Non-interested Directors' Fees and Expenses	1,424
Prepaid Insurance Expense	502
NYMEX License Fee	3,578
SEC & FINRA Registration Expense	17,150
Total Expenses	$196,078
Net Income (Loss)	$73,592,914

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/20	$239,864,007
Additions (2,750,000 Shares)	31,440,858
Withdrawals (1,900,000 Shares)	(23,549,983)
Net Income (Loss)	73,592,914

Net Asset Value End of Month	$321,347,796
Net Asset Value Per Share (23,400,000 Shares)	$13.73

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596